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                                                                    EXHIBIT 21.1

                      Subsidiaries of Quest Software, Inc.
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Name                                              Jurisdiction of Organization
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

MBR Technologies, Inc.                            California
Foglight Software, Inc.                           Delaware
Client/Server Solutions, Inc.                     Missouri
1397639 Ontario Ltd.                              Ontario, Canada
MessageWise, Inc.                                 Ontario, Canada
881229 Alberta Ltd.                               Alberta, Canada
Fastlane Technologies, Inc.                       Canada
Fastlane Technologies (UK) Limited                United Kingdom
Fastlane Technologies Deutschland GmbH            Germany
Fastlane Technologies Corporation                 Delaware
OnWire Technologies, Inc.                         Massachusetts
Active Concepts Pty, Ltd.                         Australia
Active Concepts, Inc.                             California
Fresh Dew Investments Limited                     British Virgin Islands
Murecia Investments Limited                       British Virgin Islands
Quest Software France SARL                        France
Quest Software (UK) Ltd.                          United Kingdom
Quest Software Pty., Ltd.                         Australia
Quest Software GmbH                               Germany
Quest Software Foreign Sales Corporation          Barbados
Q.S.I. Quest Software Israel Limited              Israel
Quest Software Company Limited                    Ireland
Quest Holding Company, LLC                        California
Quest Softair, Inc.                               California
Quest Software, Ltda                              Brazil
Quest Software Espana, S.A.                       Spain
Quest Software Mexico S. de R.L. de C.V.          Mexico
Quest Software Benelux B.V.                       Netherlands
Quest Norge AS                                    Norway
Quest Scandinavia AS                              Denmark
AB Grundstenen 90479                              Sweden
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